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EXHIBIT 23

CONSENT OF KPMG LLP

        We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-81178, 333-74412, 333-73362, and 333-69354) and on Form S-8 (Nos. 333-81196, 333-81188, 333-81186, 333-62882, 333-54698, 333-52262, and 333-41184) of our report dated May 31, 2002, with respect to the consolidated financial statements of RoweCom Inc. for the ten months ended October 31, 2001, which is included in this Current Report on Form 8-K of divine, inc.

/s/ KPMG LLP

Chicago, Illinois
June 11, 2002

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  EXHIBIT 23